TRUST SUPPLEMENT No. 2000-1C-1-S

                              Dated March 15, 2000


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                   $70,619,000

               Continental Airlines Pass Through Trust 2000-1C-1-S
                           8.499% Continental Airlines
                           Pass Through Certificates,
                               Series 2000-1C-1-S

            This Trust Supplement No. 2000-1C-1-S, dated as of March 15, 2000 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

            WHEREAS, the Company has obtained commitments from Boeing for the delivery of certain Aircraft;

            WHEREAS, as of the Transfer Date (as defined below), the Company will have financed the acquisition of all or a portion of such Aircraft either
(i) through separate leveraged lease transactions, in which case the Company leases such Aircraft (collectively, the "LEASED AIRCRAFT"), or (ii) through separate secured loan transactions, in which case the Company owns such Aircraft (collectively, the "OWNED AIRCRAFT");

            WHEREAS, as of the Transfer Date, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will have issued pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

            WHEREAS, as of the Transfer Date, in the case of each Owned Aircraft, the Company will have issued pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

            WHEREAS, as of the Transfer Date, the Related Trustee will assign, transfer and deliver all of such trustee's right, title and interest to the trust property held by the Related Trustee to the Trustee pursuant to the Assignment and Assumption Agreement (as defined below);

            WHEREAS, the Trustee, effective only, but automatically, upon execution and delivery of the Assignment and Assumption Agreement, will be deemed to have declared the creation of the Continental Airlines Pass Through Trust 2000-1C-1-S (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and each Holder of Applicable Certificates outstanding as of the Transfer Date, as the grantors of the Applicable Trust, by their respective acceptances of such Applicable Certificates, will join in the creation of this Applicable Trust with the Trustee;

            WHEREAS, all Applicable Certificates (as defined below) deemed issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Applicable Certificates to which an Escrow Receipt (as defined below) has been affixed;

            WHEREAS, upon the execution and delivery of the Assignment and Assumption Agreement, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

            WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

            NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I
                                THE CERTIFICATES

            Section 1.01. THE CERTIFICATES. The Applicable Certificates shall be known as "8.499% Continental Airlines Pass Through Certificates, Series 2000-1C-1-S". Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

            The terms and conditions applicable to the Applicable Certificates are as follows:

            (a) The aggregate principal amount of the Applicable Certificates that shall be initially deemed issued under the Agreement shall be equal to the aggregate principal amount of "Outstanding" pass through certificates representing fractional undivided interests in the Related Trust on the Transfer Date. Subject to the preceding sentence and Section
      5.01 of this Trust Supplement and except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, no Applicable Certificates shall be authenticated under the Agreement.

            (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means May 1 and November 1 of each year, commencing on May 1, 2000, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

            (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

            (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

            (e) (i) The Applicable Certificates shall be in the form attached as Exhibit A to the Related Pass Through Trust Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Related Pass Through Trust Agreement or the Agreement, as the case may be, or as the Trustee may deem appropriate, to reflect the fact that the Applicable Certificates are being issued under the Agreement as opposed to under the Related Pass Through Trust Agreement. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                  (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached as Exhibit B to the Related Pass Through Trust Supplement.

            (f)  The  "Participation   Agreements"  as  defined  in  this  Trust
      Supplement are the "Note Purchase Agreements" referred to in the Basic Agreement.

            (g) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

            (h) The Applicable Certificates are entitled to the benefits of the Liquidity Facility.

            (i)   The Responsible Party is the Company.

            (j) The date referred to in clause (i) of the definition of the term "PTC Event of Default" in the Basic Agreement is the Final Maturity Date.

            (k) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
      8.1 (with respect to Owned Aircraft) and Section 9.1 (with respect to Leased Aircraft) of each Participation Agreement.

            (l) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.


                                   ARTICLE II
                                   DEFINITIONS

            Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

            AGREEMENT: Means the Basic Agreement, as supplemented by this Trust Supplement.

            AIRCRAFT: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the NPA (or any substitute aircraft, including engines therefor, owned by or leased to the Company and securing one or more Equipment Notes).

            AIRCRAFT PURCHASE AGREEMENT: Has the meaning specified in the NPA.

            APPLICABLE CERTIFICATE: Means any of the "Applicable Certificates" issued by the Related Trust and that are "Outstanding" (as defined in the Related Pass Through Trust Agreement) as of the Transfer Date (the "TRANSFER DATE CERTIFICATES") and any Certificate issued in exchange therefor or replacement thereof pursuant to the Agreement.

            APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

            APPLICABLE TRUST: Has the meaning specified in the recitals hereto.

            ASSIGNMENT AND ASSUMPTION AGREEMENT: Means the assignment and assumption agreement substantially in the form of Exhibit C to the Related Pass Through Trust Supplement executed and delivered in accordance with
      Section 7.01 of the Related Trust Supplement.

            BASIC AGREEMENT: Has the meaning specified in the first paragraph of this Trust Supplement.

            BOEING: Means The Boeing Company.

            BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

            CLASS C CERTIFICATEHOLDER: Has the meaning specified in Section 4.01(a) of this Trust Supplement.

            CLASS C FRACTIONAL UNDIVIDED INTEREST: Means, at any date of computation, the fractional interest in the relevant Trust held by a Class C Certificateholder multiplied by the Pool Balance (as defined in the Intercreditor Agreement) of such Trust and divided by the aggregate Pool Balances (as defined in the Intercreditor Agreement) of the Class C-1 Trust and the Class C-2 Trust, all determined at such date.

            CLASS D CERTIFICATEHOLDER: Has the meaning specified in Section 4.01(c)(ii) of this Trust Supplement.

            COMPANY: Has the meaning specified in the first paragraph of this Trust Supplement.

            CONTROLLING PARTY: Has the meaning specified in the Intercreditor Agreement.

            DELIVERY NOTICE: Has the meaning specified in the NPA.

            DELIVERY PERIOD TERMINATION DATE: Has the meaning specified in the Related Pass Through Trust Supplement.

            DEPOSITS: Has the meaning specified in the Deposit Agreement.

            DEPOSIT AGREEMENT: Means the Deposit Agreement dated as of March 15, 2000 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            DEPOSITARY: Means Credit Suisse First Boston, a banking institution organized under the laws of Switzerland, acting through its New York branch.

            DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

            ESCROW AGENT: Means, initially, First Security Bank, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

            ESCROW AGREEMENT: Means the Escrow and Paying Agent Agreement dated as of March 15, 2000 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Related Trustee (and after the Transfer Date, the Trustee) and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            ESCROW PAYING AGENT: Means the Person acting as paying agent under the Escrow Agreement.

            ESCROW RECEIPT: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

            FINAL MATURITY DATE: Means November 1, 2012.

            FINAL WITHDRAWAL: Has the meaning specified in the Escrow Agreement.

            FINAL WITHDRAWAL DATE: Has the meaning specified in the Escrow Agreement.

            INDENTURE: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of March 15, 2000 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees), the Liquidity Provider, the liquidity providers relating to the Certificates issued under each of the Related Other Pass Through Trust Agreements, and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            INVESTORS: Means the Underwriters together with all subsequent beneficial owners of the Applicable Certificates.

            LEASE: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

            LEASED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

            LEASED  AIRCRAFT  INDENTURE:   Has  the  meaning  specified  in  the
      Intercreditor Agreement.

            LIQUIDITY FACILITY: Means, initially, the Revolving Credit Agreement dated as of March 15, 2000 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

            LIQUIDITY  PROVIDER:   Means,  initially,   Morgan  Stanley  Capital
      Services Inc., a Delaware corporation, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

            NEW AIRCRAFT: Has the meaning specified in the NPA.

            NOTE DOCUMENTS: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, (i) the Indenture and the Participation Agreement relating to such Equipment
      Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

            NPA: Means the Note Purchase Agreement dated as of March 15, 2000 among the Related Trustee (and after the Transfer Date, the Trustee), the Related Other Trustees (and after the Transfer Date, the Other Trustees), the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

            OTHER  AGREEMENTS:  Means (i) the Basic Agreement as supplemented by
      Trust Supplement No. 2000-1A-1-S dated the date hereof relating to Continental Airlines Pass Through Trust 2000-1A-1-S, (ii) the Basic Agreement as supplemented by Trust Supplement No. 2000-1A-2-S dated the date hereof relating to Continental Airlines Pass Through Trust 2000-1A-2-S, (iii) the Basic Agreement as supplemented by Trust Supplement No. 2000-1B-S dated the date hereof relating to Continental Airlines Pass Through Trust 2000-1B-S and (iv) the Basic Agreement as supplemented by Trust Supplement No. 2000-1C-2-S dated the date hereof relating to Continental Airlines Pass Through Trust 2000-1C-2-S.

            OTHER TRUSTEES: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

            OTHER TRUSTS: Means the Continental Airlines Pass Through Trust 2000-1A-1-S, the Continental Airlines Pass Through Trust 2000-1A-2-S, the Continental Airlines Pass Through Trust 2000-1B-S and the Continental Airlines Pass Through Trust 2000-1C-2-S, created by the Other Agreements.

            OUTSTANDING: When used with respect to Applicable Certificates, means, as of the date of determination, all Transfer Date Certificates, and all other Applicable Certificates theretofore authenticated and delivered under this Agreement, in each case except:

                  (i)  Applicable  Certificates   theretofore  canceled  by  the
            Registrar  or  delivered  to  the  Trustee  or  the   Registrar  for
            cancellation;

                  (ii) Applicable Certificates for which money in the full amount required to make the final distribution with respect to such Applicable Certificates pursuant to Section 11.01 of the Basic Agreement has been theretofore deposited with the Trustee in trust for the Applicable Certificateholders as provided in Section 4.01 of the Basic Agreement pending distribution of such money to such Applicable Certificateholders pursuant to payment of such final distribution; and

                  (iii) Applicable Certificates in exchange for or in lieu of which other Applicable Certificates have been authenticated and delivered pursuant to this Agreement.

            OWNED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

            OWNED  AIRCRAFT   INDENTURE:   Has  the  meaning  specified  in  the
      Intercreditor Agreement.

            OWNER PARTICIPANT: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and OWNER
      PARTICIPANTS at any time of determination means all of the Owner Participants thus referred to in the Indentures.

            OWNER TRUSTEE: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and OWNER TRUSTEES means all of the Owner Trustees party to any of the Indentures.

            OWNER TRUSTEE'S PURCHASE AGREEMENT: Means, with respect to any Leased Aircraft, the agreement between the Company and the relevant Owner Trustee pursuant to which, INTER ALIA, the Company assigns to the Owner Trustee certain rights of the Company under the aircraft purchase agreement with respect to such Leased Aircraft.

            PARTICIPATION AGREEMENT: Means each Participation Agreement entered into by the Related Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

            POOL BALANCE: Means, as of any date, (i) the original aggregate face amount of the "Applicable Certificates" as defined in the Related Pass

      Through Trust Agreement, less (ii) the aggregate amount of all payments made in respect of such Certificates, the Applicable Certificates (as defined in the Related Pass Through Trust Agreement) or the Deposits, other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

            POOL FACTOR: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the "Applicable Certificates" as defined in the Related Pass Through Trust Agreement. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

            PROSPECTUS SUPPLEMENT: Means the Prospectus Supplement dated March 1, 2000 relating to the offering of the Certificates.

            RELATED OTHER PASS THROUGH TRUST AGREEMENTS: Means the "Other Agreements" as defined in the Related Pass Through Trust Agreement.

            RELATED OTHER TRUSTEES: Means the "Other Trustees" as defined in the Related Pass Through Trust Agreement.

            RELATED OTHER TRUSTS: Means the "Other Trusts" as defined in the Related Pass Through Trust Agreement.

            RELATED PASS THROUGH TRUST AGREEMENT: Means the Basic Agreement as supplemented by the Trust Supplement No. 2000-1C-1-O dated the date hereof (the "RELATED PASS THROUGH TRUST SUPPLEMENT"), relating to the Continental Airlines Pass Through Trust 2000-1C-1-O and entered into by the Company and the Related Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            RELATED TRUST: Means the Continental Pass Through Trust 2000-1C-1-O, formed under the Related Pass Through Trust Agreement.

            RELATED TRUSTEE: Means the trustee under the Related Pass Through Trust Agreement.

            SPECIAL PAYMENT: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate (as defined in each Leased Aircraft Indenture) or Collateral (as defined in each Owned Aircraft Indenture).

            SUBSTITUTE AIRCRAFT: Has the meaning specified in the NPA.

            TRANSFER DATE: Means the moment of execution and delivery of the Assignment and Assumption Agreement by each of the parties thereto.

            TRANSFER DATE CERTIFICATES: Has the meaning specified in the definition of "Applicable Certificates".

            TRIGGERING EVENT: Has the meaning assigned to such term in the Intercreditor Agreement.

            TRUST PROPERTY: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, PROVIDED that rights with respect to the Deposits or under the Escrow Agreement will not constitute Trust Property.

            TRUST SUPPLEMENT: Has the meaning specified in the first paragraph of this trust supplement.

            UNDERWRITERS: Means, collectively, Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

            UNDERWRITING AGREEMENT: Means the Underwriting Agreement dated March 1, 2000 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                   ARTICLE III
                        STATEMENTS TO CERTIFICATEHOLDERS

            Section 3.01. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth

(per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

            (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, if any;

            (iii) the amount of such distribution under the Agreement allocable to interest;

            (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

            (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

            (vi) the Pool Balance and the Pool Factor.

            With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and
(a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing
Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

            (c) If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date differ from the amount thereof set forth for the Applicable Certificates on page S-34 of the Prospectus Supplement, by no later than the 15th day prior to such Regular

Distribution Date, the Trustee (if the Related Trustee has not already done so) shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 15 Business Days prior to the date of mailing.

            (d) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (x), (y) and
(z) below  from that set forth in page S-34 of the  Prospectus  Supplement,  and
(ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee (if the Related Trustee has not already done so) shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing
Agency, on the Transfer Date, the Trustee (if the Related Trustee has not already done so) will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the "Applicable Certificates" (as defined in the Related Pass Through Trust Agreement) on the Delivery Period Termination Date. The Trustee (if the Related Trustee has not already done so) will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (e) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.


                                   ARTICLE IV
                                     DEFAULT

            Section 4.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) At any time after the occurrence and during the continuation of a Triggering Event, each Applicable Certificateholder and Class C-2 Certificateholder (each, a "CLASS C CERTIFICATEHOLDER") shall have the right (which shall not expire upon any purchase of the Class A-2 Certificates pursuant to the Class A-1 Trust Agreement, any purchase of the Class A-1 Certificates pursuant to the Class A-2 Trust Agreement or any purchase of the Class A-1 Certificates and the Class A-2 Certificates pursuant to the Class B Trust Agreement) to purchase, for the purchase prices set forth in the Class A-1 Trust Agreement, the Class A-2 Trust Agreement and the Class B Trust Agreement, respectively, all, but not less than all, of the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates upon ten days' written notice to the Class A-1 Trustee, the Class A-2 Trustee, the Class B Trustee and (x) if such purchasing Class C Certificateholder is an Applicable Certificateholder, each other Applicable Certificateholder and either (I) if the Class C-2 Trustee shall have made a current list of Class C-2 Certificateholders available to such purchasing Class C Certificateholder upon a request therefor, each Class C-2 Certificateholder, or (II) if clause (I) is not applicable, the Class C-2 Trustee, or (y) if such purchasing Class C Certificateholder is a Class C-2 Certificateholder, each other Class C-2 Certificateholder and either (I) if the Trustee shall have made a current list of Applicable Certificateholders available to such purchasing
Class C Certificateholder upon a request therefor, each Applicable Certificateholder, or (II) if clause (I) is not applicable, the Trustee, PROVIDED that (i) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates pro rata based on the Class C Fractional Undivided Interest held by each such Class C Certificateholder and (ii) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates pursuant to this Section 4.01(a). After the occurrence and during the continuation of a Triggering Event, the Trustee either shall comply with any request of a Class C-2 Certificateholder for a current list of Applicable Certificateholders or shall forthwith notify each Applicable Certificateholder of any notice received by it from any Class C-2 Certificateholder of its exercise of its rights under the Agreement and the Other Agreements to purchase the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates.

            (b) At any time after the occurrence and during the continuation of a Triggering Event, if the Class C-2 Trustee is then the Controlling Party, each Applicable Certificateholder shall have the right (which shall not expire upon any purchase of the Class A-2 Certificates pursuant to the Class A-1 Trust Agreement, any purchase of the Class A-1 Certificates pursuant to the Class A-2 Trust Agreement, any purchase of the Class A-1 Certificates and the Class A-2 Certificates pursuant to the Class B Trust Agreement or any purchase of Certificates pursuant to clause (a) above) to purchase, for the purchase price set forth in the Class C-2 Trust Agreement, all, but not less than all, of the Class C-2 Certificates upon ten days' written notice to the Class C-2 Trustee and each other Applicable Certificateholder, PROVIDED that (i) if prior to the end of such ten-day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class C-2
Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class C-2 Certificates pursuant to this Section 4.01(b).

            (c) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

            (i) if the Trustee is then the Controlling Party, each Class C-2 Certificateholder shall have the right (which shall not expire upon any purchase of the Class A-2 Certificates pursuant to the Class A-1 Trust Agreement, any purchase of the Class A-1 Certificates pursuant to the Class A-2 Trust Agreement, any purchase of the Class A-1 Certificates and the Class A-2 Certificates pursuant to the Class B Trust Agreement or any purchase of Certificates pursuant to clause (a) above) to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee and each other Class C-2 Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class C-2 Certificateholder notifies such purchasing Class C-2 Certificateholder that such other Class C-2 Certificateholder wants to participate in such purchase, then such other Class C-2 Certificateholder may join with the purchasing Class C-2 Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class C-2 Trust held by each such Class C-2 Certificateholder and (B) if prior to the end of such ten-day period any other Class C-2 Certificateholder fails to notify the purchasing Class C-2 Certificateholder of such other Class C-2 Certificateholder's desire to participate in such a purchase, then such other Class C-2 Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(c); and

            (ii) each holder of a Class D Certificate (a "CLASS D CERTIFICATEHOLDER") shall have the right (which shall not expire upon any purchase of the Class A-2 Certificates pursuant to the Class A-1 Trust Agreement, any purchase of the Class A-1 Certificates pursuant to the Class A-2 Trust Agreement, any purchase of the Class A-1 Certificates and the Class A-2 Certificates pursuant to the Class B Trust Agreement or any purchase of Certificates pursuant to clause (a), (b) or (c)(i) above) to purchase all, but not less than all, of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Applicable Certificates and the Class C-2 Certificates upon ten days' written notice to the Class A-1 Trustee, the Class A-2 Trustee, the Class B Trustee, the Trustee, the Class C-2 Trustee and each other Class D Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Applicable Certificates and the Class C-2 Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Class A-1 Certificates, the Class A-2 Certificates, the
      Class B Certificates, the Applicable Certificates and the Class C-2 Certificates pursuant to this Section 4.01(c).

            The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable

Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; PROVIDED, HOWEVER, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, (A) in the case of any purchase of the Applicable Certificates pursuant to clause
(c)(i) above, all of the Applicable Certificates, or (B) in all other cases, the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Applicable Certificates and the Class C-2 Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(b). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence and during the continuation of a Triggering Event) it will, upon payment from such Class C-2 Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Documents, the NPA and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder's obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all such Applicable Certificates and Escrow Receipts), (ii) if such purchase occurs after a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution, and (iii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

            As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms "Class A-1 Certificate", "Class A-1 Trust", "Class A-1 Trust

Agreement", "Class A-1 Trustee", "Class A-2 Certificate", "Class A-2 Trust", "Class A-2 Trust Agreement", "Class A-2 Trustee", "Class B Certificate", "Class B Trust", "Class B Trust Agreement", "Class B Trustee", "Class C-2 Certificate", "Class C-2 Certificateholder", "Class C-2 Trust", "Class C-2 Trust Agreement", "Class C-2 Trustee", "Class D Certificate" and "Class D Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

            (d) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

            Section  4.02.  AMENDMENT  OF SECTION  6.05 OF THE BASIC  Agreement.
Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase "and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto," set forth in the first sentence thereof.


                                    ARTICLE V
                                   THE TRUSTEE

            Section 5.01. ACQUISITION OF TRUST PROPERTY. (a) The Trustee is hereby irrevocably authorized and directed to execute and deliver the Assignment and Assumption Agreement on the date specified in Section 7.01 of the Related Pass Through Trust Supplement, subject only to the satisfaction of the conditions set forth in said Section 7.01. This Agreement (except only for this sentence and the immediately preceding sentence hereof, which are effective upon execution and delivery hereof) shall become effective upon the execution and delivery  of the  Assignment  and  Assumption  Agreement  by the Trustee and the
Related Trustee, automatically and without any further signature or action on the part of the Company and the Trustee, and shall thereupon constitute the legal, valid and binding obligation of the parties hereto enforceable against each of the parties hereto in accordance with its terms. Upon such execution and delivery of the Assignment and Assumption Agreement, the Related Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Applicable Trust in exchange for their interests in the Related Trust equal to their respective beneficial interests in the Related Trust and the "Outstanding" (as defined in the Related Pass Through Trust Agreement) pass through certificates representing fractional undivided interests in the Related Trust shall be deemed for all purposes of this Agreement, without further signature or action of any party or Certificateholder, to be Certificates representing the same Fractional Undivided Interests in the Trust and Trust Property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to and ratifies such assignment, transfer and delivery of the trust property of the Related Trust to the Trustee upon the execution and delivery of the Assignment and Assumption Agreement. The provisions of this Section 5.01(a) supersede and replace the provisions of
Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes or Section
2.02 of the Basic Agreement shall not apply to the Applicable Trust.

            (b) The Trustee, upon the execution and delivery of the Assignment and Assumption Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Applicable Certificateholders, upon the trusts herein and in the Basic Agreement set forth. By the acceptance of each Applicable Certificate issued to it under the Related Pass Through Trust Agreement and deemed issued under this Agreement, each Holder of any such Applicable Certificate as grantor of the Applicable Trust thereby joins in the creation and declaration of the Applicable Trust. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

            Section 5.02. [Intentionally Omitted]

            Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

            (b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

            Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants, on the Transfer Date, that:

            (a) the Trustee has full power, authority and legal right to receive the Trust Property assigned by the Related Trustee, assume the obligations under, and perform, the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is a party and has taken all necessary action to authorize such receipt, assumption and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is a party;

            (b) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the receipt of the Trust Property under the Assignment and Assumption Agreement and the performance by the Trustee of the Assignment and Assumption Agreement, this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) the Assignment and Assumption Agreement has been duly executed and delivered by the Trustee and this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

            Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.


                                   ARTICLE VI
                  ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

            Section  6.01.  AMENDMENT  OF SECTION  5.02 OF THE BASIC  Agreement.
Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase "of the Note Documents and of this Agreement" set forth in paragraph (b) thereof with the phrase "of the Note Documents, of the NPA and of this Agreement" and (ii) replacing the phrase "of this Agreement and any Note Document" set forth in the last paragraph of Section
5.02 with the phrase "of this Agreement, the NPA and any Note Document".

            Section 6.02. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such
Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company's obligations under (in the case of clause (2)), and the Company's rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to "any Intercreditor Agreement or any Liquidity Facility" shall also be deemed to refer to "the Intercreditor Agreement, the Liquidity Facility, the Escrow Agreement, the NPA or the Deposit Agreement" and (ii) enter into one or more agreements supplemental to this Agreement to provide for the formation of a Class D Trust, the issuance of Class D Certificates, the purchase by the Class D Trust of Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement.

            Section 6.03. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the NPA; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.


                                   ARTICLE VII
                              TERMINATION OF TRUST

            Section 7.01. TERMINATION OF THE APPLICABLE TRUST. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

            Notice of any  termination,  specifying the  Distribution  Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

            In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.

            (b) The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

            Section 8.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

            SECTION 8.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

            Section 8.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 8.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

            IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                      CONTINENTAL AIRLINES, INC.



                                      By: ______________________________________
                                          Name: Gerald Laderman
                                          Title: Senior Vice President - Finance


                                          WILMINGTON TRUST COMPANY,
                                          as Trustee



                                      By: ______________________________________
                                          Name:
                                          Title: